EXHIBIT 99.1

HBT Financial, Inc. Completes

Acquisition of NXT Bancorporation, Inc.

Bloomington, IL, October 1, 2021 – HBT Financial, Inc. (NASDAQ:HBT) (“HBT” or “HBT Financial”), the holding company for Heartland Bank and Trust Company (“Heartland Bank”), today announced that it has completed its acquisition of NXT Bancorporation, Inc. (“NXT”), the holding company for NXT Bank. As of June 30, 2021, NXT Bank had $238 million in assets, $199 million in loans, and $184 million in deposits.

The completion of the transaction extends HBT’s footprint into Eastern Iowa with four locations in Central City, Marion, Waterloo, and Coralville that will begin operating as branches of Heartland Bank following the merger of NXT Bank into Heartland Bank anticipated in December. Nathan Koch, currently NXT Bank’s President and CEO, will serve as the Iowa Market President for Heartland Bank when the banks merge in December.

Fred Drake, Chairman and CEO of HBT Financial, said, “We are excited to welcome NXT’s customers, employees and shareholders to the HBT family. Since the announcement of the acquisition in June, we have worked closely with Nate and his team to coordinate a smooth transition for our new customers and employees. Working collaboratively with our new colleagues, we will be able to build on the strengths of each organization to offer customers a superior banking experience, a greater selection of products and services to meet their financial needs, and an increased ability to accommodate clients with larger, more complex borrowing requirements. We look forward to fully capitalizing on the synergies created from the combination of our institutions and further enhancing the value of the HBT franchise.”

“We will continue to operate with the same commitment to relationship banking and outstanding customer service that helped us to build NXT into a highly successful community bank,” said Nathan Koch. “With the additional resources, financial strength, and expertise provided by HBT, we believe that we will be able to accelerate our growth and elevate our profile in Iowa in the coming years by attracting additional banking talent and pursuing relationships with larger commercial clients.”

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 61 branches. As of June 30, 2021, HBT had total assets of $4.0 billion, total loans of $2.2 billion, and total deposits of $3.4 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back to 1920.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s expected benefits, synergies, results and growth resulting from the acquisition of NXT and NXT Bank, and the Company’s plans, objectives, future performance, goals, future earnings levels and future loan growth. These statements are subject to many risks and uncertainties, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the timing, outcome and results of integrating the operations of NXT into those of HBT; the possibility that expected benefits, synergies and results from the acquisition are delayed or not achieved; the effects of the merger on HBT’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to customer or employee relationships resulting from the completion of the transaction; the diversion of management time on integration-related issues; the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the continued disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; changes in interest rates and general economic, business and political conditions in the United States generally or in Illinois in particular, including in the financial markets; changes in business plans as circumstances warrant; risks relating to other acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230